Exhibit 10.12

ADTHEORENT HOLDING COMPANY, LLC
2017 INTEREST OPTION PLAN

ARTICLE I
Purpose of Plan

The 2017 Interest Option Plan (the “Plan”) of AdTheorent Holding Company, LLC, a Delaware limited liability company, adopted by the Operating Board on October 1, 2017 for Managers, executive officers and other key employees of the Company and consultants for the Company, is intended to advance the best interests of the Company by providing those persons who have substantial responsibility for its management and growth with additional incentives by allowing them to acquire an ownership interest in the Company and thereby encouraging them to contribute to the success of the Company. The availability and offering of options under the Plan also increases the Company’s ability to attract and retain individuals of exceptional talent upon whom, in large measure, the sustained progress, growth and profitability of the Company depends. Any terms used herein and not otherwise defined, shall have the meaning set forth to such terms in the Operating Agreement (as defined below).

ARTICLE II
Definitions

For purposes of the Plan, except where the context clearly indicates otherwise, the following terms shall have the meanings set forth below:

“Board” shall mean the Operating Board of the Company.

“Code” shall mean the Internal Revenue Code of 1986, as amended, and any successor statute.

“Committee” shall mean the committee of the Board, which may be designated by the Board to administer the Plan, or in absence of such designation, shall be the Board. Unless the Board consists of only one (1) Manager, the Committee shall be composed of one or more Managers as appointed from time to time to serve by the Board.

“Common Units” shall mean the Company’s Non-Voting Class C Interests, or if the Common Units are hereafter changed into or exchanged for different securities of the Company, such other securities.

“Company” shall mean AdTheorent Holding Company, LLC, a Delaware limited liability company, and (except to the extent the context requires otherwise) each Subsidiary of the Company.

“Fair Market Value” of the Common Units shall be determined by the Committee or, in the absence of the Committee, by the Board, in either case, in its good faith judgment and in accordance with the Operating Agreement and Section 409A of the Code.

“Operating Agreement” shall mean the Company’s Operating Agreement, dated as of December 22, 2016, by and among its Members and the Company (as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms).

“Options” shall have the meaning set forth in Article IV.

“Participant” shall mean any Manager, executive officer or other key employee of the Company or consultant for the Company who has been selected to participate in the Plan by the Committee or the Board.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint common stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Sale of the Company” shall have the meaning set forth in the Operating Agreement.

ARTICLE III
Administration

The Plan shall be administered by the Committee; provided that if for any reason the Committee shall not have been appointed by the Board or shall cease to serve at the request of the Board, all authority and duties of the Committee under the Plan shall be vested in and exercised by the Board. Subject to the limitations of the Plan, the Committee shall have the sole and complete authority to: (i) select Participants, (ii) grant Options (as defined in Article IV below) to Participants in such forms and amounts as it shall determine, (iii) impose such limitations, restrictions and conditions upon such Options as it shall deem appropriate, (iv) interpret the Plan and adopt, amend and rescind administrative guidelines and other rules and regulations relating to the Plan, (v) correct any defect or omission or reconcile any inconsistency in the Plan or in any Option granted hereunder and (vi) make all other determinations and take all other actions necessary or advisable for the implementation and administration of the Plan. The Committee’s determinations on matters within its authority shall be conclusive and binding upon the Participants, the Company and all other Persons. All expenses associated with the administration of the Plan shall be borne by the Company. The Committee may, as approved by the Board and to the extent permissible by law, delegate any of its authority hereunder to such persons as it deems appropriate.

ARTICLE IV
Limitation on Aggregate Common Units

The number of Common Units with respect to which options may be granted under the Plan (the “Options”) and which may be issued upon the exercise thereof shall not exceed, in the aggregate, 4,814,814.815 Common Units; provided that the type and the aggregate number of Common Units which may be subject to Options shall be subject to adjustment in accordance with the provisions of paragraph 6.8 below; and provided further that to the extent any Options expire, are not exercised or are canceled, terminated or forfeited in any manner without the issuance of Common Units thereunder or in connection therewith, or if any Options are exercised and the Common Units issued thereunder or in connection therewith are repurchased by the Company, such Common Units shall again be available under the Plan. The Common Units available under the Plan may be either authorized and unissued Common Units, treasury units or a combination thereof, as the Committee shall determine.

ARTICLE V
Awards

5.1              Options. The Committee may grant Options to Participants in accordance with this Article V.

5.2              Form of Option. Options granted under this Plan shall be nonqualified options to acquire Common Units.

5.3              Exercise Price. The exercise price per Common Unit for the Options shall be fixed by the Committee from time to time.

5.4              Exercisability. Options shall be exercisable at such time or times as the Committee shall determine and as shall be set forth in the Participant Interest Agreement (as defined in Article VI below) relating thereto.

5.5              Payment of Exercise Price. Options shall be exercised in whole or in part by written notice to the Company (to the attention of the Company’s Secretary) accompanied by payment in full of the option exercise price. Payment of the option exercise price shall be made in cash (including check) or, in the discretion of the Committee, by delivery of a promissory note or other property or by cashless exercise.

5.6              Terms of Options. The Committee shall determine the term of each Option, which term shall in no event exceed ten years from the date of grant.

ARTICLE VI
General Provisions

6.1              Conditions and Limitations on Exercise. Options may be made exercisable in one or more installments, upon the happening of certain events, upon the passage of a specified period of time, upon the fulfillment of certain conditions or upon the achievement by the Company of certain performance goals, as the Committee shall decide in each case when the Options are granted.

6.2              Sale of the Company. In the event of a Sale of the Company, the Committee may provide, in its discretion, that the Options shall become immediately exercisable by any Participants who are employed by, or who are performing services for, the Company at the time of the Sale of the Company and that such Options shall terminate if not exercised as of the date of the Sale of the Company or other prescribed period of time or may be subject to “rollover” treatment in connection with such Sale of the Company.

6.3              Written Agreement. Each Option granted hereunder to a Participant shall be embodied in a written agreement (a “Participant Interest Agreement”) which shall be signed by the Participant and by an authorized officer of the Company for and in the name and on behalf of the Company and shall be subject to the terms and conditions of the Plan prescribed in the Participant Interest Agreement (including, but not limited to, any provision which may relate to (i) the right of the Company and such other Persons as the Committee shall designate (“Designees”) to repurchase from each Participant, and such Participant’s transferees, all Common Units issued or issuable to such Participant on the exercise of an Option in the event of such Participant’s termination as a Manager, officer, employee or consultant of the Company, (ii) rights of first refusal granted to the Company and Designees and other transfer restrictions with respect to transfers of the Option or the Common Units issued upon exercise thereof, (iii) holdback and other registration right restrictions in the event of a public registration of any equity securities of the Company, (iv) drag along rights in favor of certain Members of the Company in connection with a Sale of the Company and (v) any other terms and conditions which the Committee shall deem necessary and desirable).

6.4              Listing, Registration and Compliance with Laws and Regulations. Options shall be subject to the requirement that if at any time the Committee shall determine, in its discretion, that the listing, registration or qualification of the Common Units subject to the Options upon any securities exchange or under any state or federal securities or other law or regulation, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition to or in connection with the granting of the Options or the issuance or purchase of Common Units thereunder, no Options may be granted or exercised, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee. The holders of such Options shall supply the Company with such certificates, representations and information as the Company shall request and shall otherwise cooperate with the Company in obtaining such listing, registration, qualification, consent or approval. In the case of Managers, officers and other Persons subject to Section 16(b) of the Securities Exchange Act of 1934, as amended, the Committee may at any time impose any limitations upon the exercise of an Option that, in the Committee’s discretion, are necessary or desirable in order to comply with such Section 16(b) and the rules and regulations thereunder. If the Company, as part of an offering of securities or otherwise, finds it desirable because of federal or state regulatory requirements to reduce the period during which any Options may be exercised, the Committee, may, in its discretion and without the Participant’s consent, so reduce such period on not less than 15 days prior written notice to the holders thereof.

6.5              Nontransferability. Unless otherwise provided by the Committee in a Participant Interest Agreement and the Operating Agreement, Options may not be transferred other than by will or the laws of descent and distribution and, during the lifetime of the Participant, may be exercised only by such Participant (or his or her legal guardian or legal representative). In the event of the death of a Participant, exercise of Options granted hereunder shall be made only:

  (i)            by the executor or administrator of the estate of the deceased Participant or the Person or Persons to whom the deceased Participant’s rights under the Option shall pass by will or the laws of descent and distribution; and

  (ii)            to the extent that the deceased Participant was entitled thereto at the date of his or her death, unless otherwise provided by the Committee in such Participant’s Participant Interest Agreement.

6.6              Expiration of Options.

(a)              Normal Expiration. In no event shall any part of any Option be exercisable after the date of expiration thereof (the “Expiration Date”), as determined by the Committee pursuant to paragraph 5.6 above.

(b)              Early Expiration. The expiration and forfeiture periods, terms and conditions associated with the vested and unvested portions of a Participant’s Option as of the date of the termination of such Participant’s employment with the Company, or relationship with the Company as a Manager or consultant, shall be on the terms and conditions, and for the periods, as determined by the Committee and set forth in such Participant’s Participant Interest Agreement.

6.7              Withholding of Taxes. The Company shall be entitled, if necessary or desirable, to withhold from any Participant from any amounts due and payable by the Company to such Participant (or secure payment from such Participant in lieu of withholding) the amount of any withholding or other tax due from the Company with respect to any Common Units issuable under the Options, and the Company may defer such issuance unless indemnified to its satisfaction.

6.8              Adjustments. In the event of a reorganization, recapitalization, unit dividend or units split, or combination or other change in the Common Units, the Board or the Committee may, in order to prevent the dilution or enlargement of rights under outstanding Options, make such adjustments in the number and type of Common Units authorized by the Plan, the number and type of Common Units covered by outstanding Options and the exercise prices specified therein as may be determined to be appropriate and equitable.

6.9              Rights of Participants. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant’s employment or consultancy at any time (with or without cause), nor confer upon any Participant any right to continue in the employ of, or perform services for, the Company for any period of time or to continue his or her present (or any other) rate of compensation, and except as otherwise provided under this Plan or by the Committee in the Participant Interest Agreement, in the event of any Participant’s termination as an employee, Manager or consultant (including, but not limited to, the termination by the Company without cause), any portion of such Participant’s Option that was not previously vested and exercisable shall expire and be forfeited as of the date of such termination. No Manager, employee or consultant shall have a right to be selected as a Participant or, having been so selected, to be selected again as a Participant.

6.10            Amendment, Suspension and Termination of Plan. The Board or the Committee may suspend or terminate the Plan or any portion thereof at any time and may amend it from time to time in such respects as the Board or the Committee may deem advisable; provided that no such amendment shall be made without Member approval to the extent such approval is required by law, agreement or the rules of any exchange upon which the Common Units is listed.

6.11            Amendment, Modification and Cancellation of Outstanding Options. Except as otherwise provided in a Participant’s Participant Interest Agreement, the Committee may amend or modify any Option in any manner to the extent that the Committee would have had the authority under the Plan initially to grant such Option. Subject to the terms of any Participant’s Participant Interest Agreement, with such Participant’s consent, the Committee may cancel any Option and issue a new Option to such Participant.

6.12            Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or the Committee, the members of the Committee shall be indemnified by the Company against all costs and expenses reasonably incurred by them in connection with any action, suit or proceeding to which they or any of them may be party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding; provided that any such Committee member shall be entitled to the indemnification rights set forth in this paragraph 6.12 only if such member has acted in good faith and in a manner that such member reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such conduct was unlawful; and provided further that upon the institution of any such action, suit or proceeding a Committee member shall give the Company written notice thereof and an opportunity, at its own expense, to handle and defend the same before such Committee member undertakes to handle and defend it on his or her own behalf.

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